SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                   Commission Only (as
[ ]  Definitive Additional Materials              Permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                                 ARTISOFT, INC.
                (Name of Registrant as Specified in Its Charter)


                                 Not Applicable.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                                 ARTISOFT, INC.

                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 2003


     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Artisoft, Inc. will be held on Tuesday, April 22, 2003, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matter:

     * to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a one-for-six reverse split of our issued shares of common stock without further approval or authorization of our stockholders.

     Our board of directors has no knowledge of any other business to be transacted at the special meeting.

     Our board of directors has fixed the close of business on March 13, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or adjournments of that meeting. Our stock transfer books remain open.

     All stockholders are cordially invited to attend the special meeting.


                                        By Order of the Board of Directors


                                        /s/ Duncan G. Perry

                                        DUNCAN G. PERRY
                                        SECRETARY


Cambridge, Massachusetts
March 19, 2003



YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 PROXY STATEMENT


      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2003


                                TABLE OF CONTENTS
                                                                            PAGE

INFORMATION CONCERNING SOLICITATION AND VOTING..............................   1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............   3

PROPOSAL ONE: AUTHORIZATION OF AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO EFFECT A ONE-FOR-SIX REVERSE STOCK SPLIT...................   8

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Artisoft, Inc. for use at the special meeting of stockholders to be held on Tuesday, April 22, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments of that meeting. The notice of meeting, this proxy statement and the enclosed proxy card are first being sent or given to stockholders on or about March 19, 2003.

VOTING


     On March 13, 2003, the record date for determination of stockholders entitled to vote at the special meeting, there were outstanding and entitled to vote an aggregate of 17,845,322 shares of our common stock and 2,800,000 shares of our series B preferred stock. Each stockholder of record is entitled to one vote for each share of common stock and approximately 2.38 votes for each share of series B preferred stock registered in his or her name. The holders of common stock and series B preferred stock will vote together as a single class for purposes of all matters submitted to the stockholders at the special meeting.


     Under a voting agreement entered into with Artisoft, the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class. Therefore, under that agreement, only 1,906,800 shares out of the 2,800,000 outstanding shares of our series B preferred stock will be voted at the special meeting. Those 1,906,800 shares represent in the aggregate, approximately 4,540,000 votes which may be cast at the special meeting.

     The holders of a majority of our capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Capital stock present in person or represented by proxy, including capital stock that abstains and "broker non-votes", that does not vote with respect to the matter presented for stockholder approval will be counted for purposes of determining whether a quorum exists at the special meeting. When we refer to broker non-votes, we mean capital stock held in "street name" by brokers or nominees who indicate on their proxy cards that they do not have discretionary authority to vote the capital stock as to a particular matter. Regardless of whether or not it may be voted under the voting agreement entered into among Artisoft and the holders of the series B preferred stock, all series B preferred stock present in person or represented by proxy at the special meeting will be counted for purposes of determining whether a quorum exists at the special meeting. The affirmative vote of the holders of our capital stock representing a majority of the votes represented by our capital stock outstanding as of the record date for the special meeting is required for the approval of the matter specified in the notice of meeting.

     Because approval of the matter specified in the notice of meeting requires the affirmative vote of the holders of capital stock representing a majority of the votes represented by our capital stock outstanding as of the record date for the special meeting, abstentions and broker non-votes will have the same effect as votes against that matter. In addition, the failure of a stockholder to return a proxy or to vote in person will have the effect of a vote against the matter specified in the notice of meeting. Brokers holding shares for beneficial owners cannot vote on the matter specified in the notice of meeting. Accordingly, all stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matter set forth in the notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary, by delivering a subsequently dated proxy or by voting in person at the special meeting. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

HOUSEHOLDING OF PROXY MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, phone: (617) 354-0600, Attention: Secretary. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting. Under Artisoft's bylaws, business transacted at the special meeting is limited to the purposes set forth in the notice of meeting accompanying this proxy statement. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for our 2003 annual meeting of stockholders must be received by our corporate secretary at our principal offices no later than June 20, 2003.

OTHER MATTERS

     Our board of directors knows of no other business that will be presented for consideration at the special meeting other than the matter described in this proxy statement. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

COSTS OF SOLICITATION

     Artisoft will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. Artisoft will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and Artisoft will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $8,000 plus reasonable out-of-pocket expenses. Proxies will be tabulated by ADP Investor Communication Services, and we will appoint one or more inspectors of election to count all votes and ballots at the meeting and make a written report thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

     The following table sets forth information as of December 31, 2002, except as otherwise noted, with respect to the beneficial ownership of our common stock and series B preferred stock by:

     * each person known by Artisoft to own beneficially more than five percent of our outstanding common stock or series B preferred stock;

     *    each director of Artisoft;

     * Artisoft's Chief Executive Officer and each of its three other executive officers during the fiscal year ended June 30, 2002; and

     *    all executive officers and directors of Artisoft as a group.

     As of December 31, 2002, we had outstanding 17,825,522 shares of common stock and 2,800,000 shares of series B preferred stock.

     The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after December 31, 2002 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

     The address of each of our employees, officers and directors is c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

                                                                                                            OWNERSHIP OF
                                                SHARES OF                             SHARES OF SERIES B      SERIES B
                                              COMMON STOCK           OWNERSHIP OF      PREFERRED STOCK       PREFERRED
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED        COMMON STOCK     BENEFICIALLY OWNED       STOCK
------------------------                   ------------------        ------------     ------------------       -----
5% STOCKHOLDERS
Austin W. Marxe and
David M. Greenhouse....................       11,429,827 (1)            45.9%            2,100,000 (2)         75.0%
    153 East 53rd Street
    New York, NY 10022
Jon D. Gruber..........................        2,385,165 (3)            11.8%              700,000 (4)         25.0%
    c/o Gruber & McBaine Capital
    Management, LLC
    50 Osgood Place
    San Francisco, CA 94133
S Squared Technology Corp (5) .........        1,416,300                 7.9%                   __               __
    515 Madison Avenue
    New York, NY 10022
DIRECTORS AND EXECUTIVE OFFICERS
Michael P. Downey (6)..................          340,000                 1.9%                   __               __
Steven G. Manson (7)...................          352,223                 1.9%                   __               __
Christopher Brookins (8)...............          188,647                 1.0%                   __               __
Francis E. Girard (9)..................           80,001                   *                    __               __
Kathryn B. Lewis (10)..................           56,201                   *                    __               __
Paul Gregory Burningham (11)...........           73,171                   *                    __               __
Michael J. O'Donnell (12)..............           47,247                   *                    __               __
Robert H. Goon (13)....................           23,335                   *                    __               __
Robert J. Majteles.....................               __                  __                    __               __
All directors and executive officers
  as a group (9 persons) (14)..........        1,160,825                 6.2%                   __               __

----------
*  Less than 1%

(1) Consists of (i) 2,642,707 shares of common stock, 2,714,286 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 1,140,000 shares of common stock owned by Special Situations Fund III, L.P.; (ii) 762,400 shares of common stock, 904,762 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 380,000 shares of common stock owned by Special Situations Cayman Fund, L.P.; (iii) 628,100 shares of common stock, 904,762 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 380,000 shares of common stock owned by Special Situations Private Equity Fund, L.P.; and
     (iv) 296,620 shares of common stock, 476,190 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 200,000 shares of common stock owned by Special Situations Technology Fund, L.P. Austin W. Marxe and

     David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisers Limited Partnership. MGP Advisers Limited Partnership serves as the general partner of and investment advisor to Special Situations Fund III, L.P. AWM Investment Company, Inc. serves as the general partner of and investment advisor to Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment advisor to Special Situations Private Equity Fund, L.P., and members of SST Advisers, L.L.C., the general partner of and investment advisor to Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over the shares owned by Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse filed a Schedule 13D/A with the Securities and Exchange Commission on February 13, 2003. The information contained in this table is derived from that filing.
(2) Consists of 1,140,000 shares owned by Special Situations Fund III, L.P., 380,000 shares owned by Special Situations Cayman Fund, L.P., 380,000 shares owned by Special Situations Private Equity Fund, L.P. and 200,000 shares owned by Special Situations Technology Fund, L.P. See note (1) above. Under a voting agreement entered into with Artisoft, each of the foregoing entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Special Situations Fund III, L.P. - 776,340 shares; Special Situations Cayman Fund, L.P. - 258,780 shares; Special Situations Private Equity Fund, L.P. - 258,780 shares; and Special Situations Technology Fund, L.P. - 136,200 shares.
(3) Consists of: (i) 1,066,666 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 448,000 shares of common stock owned by Lagunitas Partners, LP; (ii) 333,333 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 140,000 shares of common stock owned by Gruber & McBaine International; (iii) 190,476 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 80,000 shares of common stock owned by Jon D. Gruber; (iv) 38,095 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 16,000 shares of common stock owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; (v) 38,095 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 16,000 shares of common stock owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975; and
     (vi) an aggregate of 18,500 shares of common stock, over which Jon D. Gruber has voting or dispositive control. Jon D. Gruber is a manager of Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment advisor to Gruber & McBaine International. Gruber & McBaine Capital Management, LLC is principally responsible for the selection, acquisition and disposition of the portfolio securities held by Lagunitas Partners, LP and Gruber & McBaine International. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976. The address of each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, California 94133. Jon D. Gruber filed an Initial Statement of Beneficial Ownership of Securities on Form 3 with the Securities and Exchange Commission on October 16, 2002 and a Changes of Beneficial Ownership on Form 4 with the Securities and Exchange Commission on November 4, 2002. The information contained in this table is derived from those filings.
(4) Consists of 448,000 shares owned by Lagunitas Partners, LP, 140,000 shares owned by Gruber & McBaine International, 80,000 shares owned by Jon D. Gruber, 16,000 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and 16,000 shares owned by F/B/O Jonathan Wyatt

     Gruber Trust dated December 30, 1975. See note (3) above. Under a voting agreement entered into with Artisoft, each of the foregoing individuals and entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Lagunitas Partners, LP - 305,088 shares, Gruber & McBaine International - 95,340 shares; Jon D. Gruber - 54,480 shares; F/B/O Lindsay Deroy Gruber Trust dated December 27, 1996 - 10,896 shares; and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 - 10,896 shares.
(5) S Squared Technology Corp. filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2003. The information contained in this table is derived from that filing.
(6) Includes 70,000 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(7) Includes 293,194 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(8) Includes 178,647 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(9) Includes 30,001 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(10) Consists of 2,000 shares held by Michael Lewis and Kathryn Braun TR The Lewis Family Trust and 54,201 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(11) Includes 73,071 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(12) Includes 41,677 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(13) Consists of 23,335 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.
(14) Includes an aggregate of 746,116 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2002.

CHANGE IN CONTROL

     On September 27, 2002, Artisoft issued and sold an aggregate of 1,904,800 shares of its common stock at a per share cash purchase price of $1.05 to the following investors: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. To Artisoft's knowledge, each of these investors is in the business of investing in equity and equity-related securities and used cash assets available to their businesses in order to purchase the shares of common stock acquired by them in the transaction. Under the purchase agreement with respect to this September 2002 financing, the investors received the right to designate a director on Artisoft's board of directors, and Artisoft is required to use its best efforts to cause that designee to be elected to the board of directors. Each of these investors is an affiliate of Austin W. Marxe and David M. Greenhouse.

     Each of Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. also participated in a financing of Artisoft in 2001 in which the investors purchased an aggregate of 2,100,000 shares of Artisoft's series B preferred stock and warrants to purchase an aggregate of 2,100,000 shares of Artisoft's common stock at a per share exercise price equal to $3.75. Each outstanding share of series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts. Prior to the September 2002 financing, each share of series B preferred stock converted into one share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, prior to the September 2002 financing Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 21%.

     In addition, pursuant to Artisoft's certificate of incorporation, the holders of series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock.

     The issuance and sale of shares of common stock in the September 2002 financing resulted in anti-dilution adjustments to the series B preferred stock and the warrants issued in Artisoft's 2001 financing. Following the September 2002 financing each share of series B preferred stock is now convertible into approximately 2.38 shares of common stock and accordingly may be voted on a basis equal to approximately 2.38 votes for each share of series B preferred stock. In addition, the per share exercise price of each warrant issued in the 2001 financing has been reduced from $3.75 to $1.05. Therefore, as of immediately subsequent to the issuance and sale of common stock in the September 2002 financing, Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 36%, consisting of 1,964,400 shares of common stock, 2,100,000 shares of series B preferred stock (convertible into 4,999,997 shares of common stock) and warrants to purchase 2,100,000 shares of common stock at a per share exercise price equal to $1.05. In addition, Austin W. Marxe and David M. Greenhouse, through the investors in Artisoft's 2001 and September 2002 financings, have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected. This aggregation of stock ownership and director rights may constitute a change in control of Artisoft. Immediately prior to this aggregation of stock ownership and director rights, to Artisoft's knowledge, no other entity or group possessed a similar degree of control over Artisoft.

     Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to the board of directors, the board of directors was comprised of five directors. As of November 30, 2002, the board of directors is comprised of six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, a financial, investment and management advisor. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

     As of December 31, 2002, Austin W. Marxe and David M. Greenhouse beneficially owned approximately 46% of our common stock. See "--Beneficial Ownership" above.

                                  PROPOSAL ONE:
   AUTHORIZATION OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A
                        ONE-FOR-SIX REVERSE STOCK SPLIT

GENERAL

     Artisoft's stockholders are being asked to approve a proposal for a reverse split of our common stock in the ratio of one-for-six. The board of directors has adopted resolutions:

     *    declaring the advisability of the reverse stock split;

     * declaring the advisability of an amendment to our certificate of incorporation to effect a one-for-six reverse stock split;

     * recommending that our stockholders authorize the board of directors to amend our certificate of incorporation to effect the reverse stock split without further approval or authorization of our stockholders; and

     * authorizing any other action necessary to effect the reverse stock split.

     In this proposal, Artisoft's stockholders are being asked to authorize the board of directors, in its discretion, to amend our certificate of incorporation, to effect a one-for-six reverse split of the issued common stock, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

     If approved by our stockholders, the reverse stock split would become effective by filing an amendment to our certificate of incorporation with the Delaware Secretary of State on any date selected by the board of directors prior to the date of our next annual meeting of stockholders. At 5:00 p.m., Eastern time, on the date of filing the amendment, each issued share of common stock will automatically be changed into one-sixth of a share of common stock. In addition, the number of shares of common stock subject to our outstanding options and warrants, the number of shares of common stock issuable under our stock plans and the number of shares issuable upon conversion of our series B preferred stock will each be reduced by a factor of six. Similarly, the exercise price of our outstanding options and warrants will be increased by a factor of six.

     The board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment to our certificate of incorporation if it determines that action not to be in the best interests of Artisoft and our stockholders. If the reverse stock split authorized by the stockholders at the special meeting is not implemented before the next annual meeting of stockholders, the amendment will be deemed abandoned, without any further effect. In that case, the board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

REASONS FOR THE REVERSE STOCK SPLIT

     The reason for the reverse stock split is to increase the per share market price of Artisoft's common stock. In order to continue trading on the NASDAQ SmallCap Market, Artisoft must satisfy the continued listing requirements for that market. The minimum bid price of our common stock is currently below the $1.00 per share minimum bid price continued listing requirement of the NASDAQ SmallCap Market. We believe that a reverse stock split would have the effect of increasing, proportionately, the trading prices of our common stock, which could result in a share price high enough to satisfy this NASDAQ listing requirement. From October 25, 2002 to March 10, 2003, the listing of Artisoft's common stock on the NASDAQ SmallCap Market was maintained under a grace period permitted by applicable NASDAQ Marketplace rules. Presently and prior to the effectiveness of the reverse stock split, we hope to retain our listing on the NASDAQ SmallCap Market under NASDAQ's appeals process applicable to the delisting of securities.

     There can be no assurance, however, that Artisoft will be able to maintain the listing of our common stock on the NASDAQ SmallCap Market even if the reverse stock split results in a bid price for the common stock that exceeds $1.00 per share. The NASDAQ SmallCap Market maintains several other continued listing requirements currently applicable to the listing of our common stock, including a minimum stockholders' equity of $2.5 million, a minimum of 500,000 publicly held shares, a minimum market value of publicly held shares of $1.0 million, a minimum of 300 stockholders holding 100 shares or more (including stockholders holding shares in "street name"), a minimum of two market makers and compliance with NASDAQ's corporate governance rules. While we are currently in compliance with these requirements, we cannot assure you that we will maintain compliance with all of these requirements or the minimum bid price requirement. Moreover, there can be no assurance that the market price of our common stock after the reverse stock split will adjust to reflect the ratio of the reverse stock split or that the market price following the reverse stock split will either exceed or remain in excess of the current market price. In addition, it is possible that the liquidity of our common stock will be affected adversely by the reduced number of shares outstanding after the reverse stock split.

     In evaluating the reverse stock split, our board of directors also took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with holding the special meeting of stockholders and implementing the reverse stock split. The board of directors, however, determined that these negative factors were outweighed by the potential to retain the listing of Artisoft's common stock on the NASDAQ SmallCap Market.

PRINCIPAL EFFECTS OF A ONE-FOR-SIX REVERSE STOCK SPLIT

     If the one-for-six reverse stock split is authorized at the special meeting and the reverse stock split is implemented, each issued share of common stock immediately prior to the effective time of the reverse stock split, including treasury shares, will automatically be changed, as of the effective time of the reverse stock split, into one-sixth of a share of common stock. In addition, proportional adjustments will be made to the maximum number of shares issuable under and other terms of our stock plans, as well as to the number of shares issuable under and the exercise price of our outstanding options and warrants and the conversion price of our series B preferred stock.


     No fractional shares of common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will receive cash in lieu of the fractional share, as explained more fully below under the heading "- Cash Payment in Lieu of Fractional Shares". Because no fractional shares of common stock will be issued in connection with the proposed reverse stock split, holders of less than six shares of common stock will be eliminated in the event the reverse stock split is adopted. As of the record date for the special meeting, we had a total of 355 record holders of our common stock, 17 of which held of record less than six shares of common stock. Therefore, if the reverse stock split is adopted, we would have a total of 338 record holders of our common stock.


     The table below sets forth both (1) as of December 31, 2002 and (2) as of December 31, 2002, adjusted to reflect the effects of implementing the proposed reverse stock split, the approximate number of each of the following:

     *    the issued and outstanding shares of our common stock;

     *    the shares of our common stock held in our treasury;

     * the shares of our authorized common stock that are not yet issued, but are reserved for issuance; and

     * the shares of our authorized common stock that are not yet issued and are not reserved for issuance.

                                                             DECEMBER 31, 2002,
SHARES OF COMMON STOCK              DECEMBER 31, 2002           AS ADJUSTED
----------------------              -----------------           -----------
Issued and outstanding........         17,800,000               3,000,000 (1)

Held in treasury..............         13,300,000               2,200,000

Authorized and reserved.......         12,900,000 (2)           2,200,000 (3)

Authorized but unreserved.....          6,000,000              42,600,000

----------
(1)  Does not reflect fractional shares disposed of by cash payments.
(2) Consists of stock options to purchase an aggregate of approximately 2.4 million shares of common stock at a weighted average exercise price of $4.55 per share, approximately an additional 1 million shares of common stock reserved for issuance under our stock plans (including approximately 500,000 shares reserved for issuance under our employee stock purchase plan), warrants to purchase an aggregate of approximately 2,900,000 shares of common stock at a weighted average exercise price of $1.15 per share and approximately 6,700,000 shares of common stock issuable upon conversion of our 2,800,000 outstanding shares of series B preferred stock.
(3) Consists of stock options to purchase an aggregate of approximately 400,000 shares of common stock at a weighted average price of $27.30 per share, approximately an additional 160,000 shares of common stock reserved for issuance under our stock plans (including approximately 85,000 shares reserved for issuance under our employee stock purchase plan), warrants to purchase an aggregate of approximately 480,000 shares of common stock at a weighted average exercise price of $6.90 per share and approximately 1,100,000 shares of common stock issuable upon conversion of our 2,800,000 outstanding shares of series B preferred stock.

     Because the reverse stock split will apply to all issued shares of common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. The amendment to our certificate of incorporation will, however, effectively increase the number of shares of common stock available for future issuances by the board of directors because the number of authorized shares will not change. The issuance of these additional authorized but unissued shares may have the effect of diminishing our losses per share and may also have the effect of diluting any earnings per share and book value per share, as well as the stock ownership and voting rights of our outstanding capital stock. We may issue some or all of these additional issued and outstanding shares for a variety of purposes that our board of directors may deem advisable without further action by our stockholders, unless required by law, regulation or stock market rule. These purposes may include corporate acquisitions, the sale of stock to obtain capital funds, the purchase of property, the use of shares for various equity compensation and other employee benefit plans and other bona fide corporate purposes. However, we do not presently have any plans, agreements, understandings or arrangements that would result in the issuance of these additional authorized but unissued shares.

     The increase in the number of shares of common stock available for future issuance may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or our bylaws, including our staggered board of directors, restrictions on business combinations and restrictions on the ability of our stockholders to call special meetings of our stockholders. Any such issuance may render more difficult, discourage or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. We do not presently contemplate recommending the adoption of any other amendments to our certificate of incorporation or bylaws or entering into any other arrangements that could reasonably be construed as having material anti-takeover consequences for Artisoft.

     The reverse stock split will not affect the par value of the common stock. As a result, at the effective time of the reverse stock split, the stated capital with respect to the common stock on our balance sheet will be reduced to one-sixth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital account is reduced. The reverse stock split will also affect our per share net income or loss and net book value per share of the common stock following the reverse stock split, as there will be fewer shares of our common stock outstanding.

     If the one-for-six reverse stock split is authorized at the special meeting and effected by filing an amendment to our certificate of incorporation, some stockholders may consequently own "odd lots" of less than one hundred shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Therefore, those stockholders who own odd lots following the reverse stock split may be required to pay higher transaction costs should they then determine to sell their shares of common stock.

     Our common stock is currently registered under the Securities Exchange Act of 1934 and Artisoft is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.

     We expect that ComputerShare Trust Company of New York will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time of the reverse stock split, transmittal forms will be mailed to each record holder of common stock. Stockholders will be asked to surrender all certificates evidencing shares of common stock owned prior to the reverse stock split in exchange for certificates evidencing the new shares of common stock in accordance with the instructions set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate or certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Any old shares of common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares of common stock. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to hold as a consequence of the reverse stock split.

     Artisoft stockholders will not be entitled to exercise rights of appraisal in connection with the reverse stock split.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we will pay the holder cash equal to that fraction multiplied by the then fair market value of our common stock as determined by our board of directors. If at the effective time of the reverse stock split our common stock is traded on the NASDAQ SmallCap Market, our board of directors has determined that the fair market value of our common stock will be calculated as the average of the high and low trading prices of the common stock on the NASDAQ SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, applicable treasury regulations under the Internal Revenue Code and judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers, such as non-resident aliens, broker/dealers or insurance companies. The foreign, state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which the stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

     * A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock.

     * A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Internal Revenue Code, which distribution will be taxed as either a distribution under
          Section 301 of the Internal Revenue Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, it should be taxes as an exchange and a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

     * Artisoft will not recognize any gain or loss as a result of the reverse stock split.

BOARD DISCRETION TO IMPLEMENT THE ONE-FOR-SIX REVERSE STOCK SPLIT

     If the one-for-six reverse stock split is approved at the special meeting, the board of directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, file the amendment to our certificate of incorporation attached hereto as ANNEX A with the Delaware Secretary of State. Notwithstanding the approval by the stockholders of the reverse stock split at the special meeting, the board of directors may, in its sole discretion, determine not to implement the reverse stock split. If the board of directors does not implement the one-for-six reverse stock split before the date of our next annual meeting of stockholders, the authorization provided to the board of directors at this special meeting to effect a one-for-six reverse stock split will no longer have any effect. In any such event, the board of directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

     ARTISOFT'S BOARD OF DIRECTORS BELIEVES THE AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-SIX REVERSE SPLIT OF OUR ISSUED SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS IS ADVISABLE AND IN THE BEST INTERESTS OF ARTISOFT AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

     OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                        By Order of the Board of Directors


                                        /s/ Duncan G. Perry

                                        DUNCAN G. PERRY
                                        SECRETARY

March 19, 2003

                                                                         ANNEX A


                            CERTIFICATE OF AMENDMENT

                                       OF

                    CERTIFICATE OF INCORPORATION, AS AMENDED

                                       OF

                                 ARTISOFT, INC.

 Pursuant to Section 242 of the General Corporation Law of the State of Delaware

     Artisoft, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That the following paragraph be and hereby is inserted under
               Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, immediately after "FOURTH:" and prior to the first unnumbered paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended:

                    "That, effective at 5:00 p.m., Eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation, as amended (the "Effective Time"), a one-for-six reverse stock split of the Corporation's Common Stock (as defined below) shall become effective, pursuant to which each six shares of Common Stock held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock, from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this ___ day of __________, 2003.


                                        ARTISOFT, INC.


                                        By:_________________________________
                                        Name:
                                        Title:

                                                                      APPENDIX A


                                 ARTISOFT, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS


                                 APRIL 22, 2003


     The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey and Steven G. Manson, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft which the undersigned may be entitled to vote, at the special meeting of stockholders of Artisoft to be held on April 22, 2003 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE

[Artisoft Logo]

ARTISOFT, INC.                          VOTE BY INTERNET: - WWW.PROXYVOTE.COM
C/O COMPUTERSHARE                       Use the Internet to transmit your voting
P. O. BOX A-3480                        instructions and for electronic delivery
CHICAGO, IL 60690                       of information up until 11:59 p.m.
                                        Eastern time on April 21, 2003. Have
                                        your proxy card in hand when you access
                                        the web site. You will be prompted to
                                        enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                        VOTE BY PHONE - 1-800-690-6903
                                        Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 21, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                        VOTE BY MAIL
                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Artisoft, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN                                  KEEP THIS PORTION
BLUE OR BLACK INK AS FOLLOWS:[X]         ARTISOFT              FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ARTISOFT, INC.

     THE BOARD OF DIRECTORS RECOMMENDS
     THAT THE STOCKHOLDERS VOTE "FOR"
     EACH OF THE PROPOSALS LISTED BELOW.
     TO VOTE IN ACCORDANCE WITH THIS
     RECOMMENDATION, JUST SIGN THIS
     PROXY; NO BOXES NEED TO BE CHECKED.
     UNLESS MARKED OTHERWISE, THIS PROXY
     WILL BE VOTED IN ACCORDANCE WITH
     THE RECOMMENDATION OF THE BOARD OF
     DIRECTORS.

     1.   To authorize our board of           FOR      AGAINST       ABSTAIN
          directors, in its discretion,       [ ]        [ ]           [ ]
          to amend our certificate of
          incorporation to effect a
          one-for-six reverse split of
          our issued shares of common
          stock without further approval
          or authorization of our
          stockholders.

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and should be returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by an authorized officer, who should state his or her title.

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT RIGHT                           [ ]

_______________________________________      ___________________________________
Signature [PLEASE SIGN WITHIN BOX] Date      Signature (Joint Owners)       Date